SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2009

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2009, Sun Bancorp, Inc. (the “Registrant”) announced that Dan A. Chila, Executive Vice President and Chief Financial Officer of the Registrant and Sun National Bank (“Bank”) would be terminating his employment with the Company and the Bank as of December 31, 2009 (the “Separation Date”) in order that he may pursue other opportunities.

In connection with Mr. Chila’s resignation, the Registrant and the Bank, on the one hand, and Mr. Chila, on the other hand, entered into a Separation Agreement and General Release dated August 17, 2009 (the “Agreement”), a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Agreement provides that Mr. Chila will receive a separation payment from the Company in the gross amount of $657,855.00 (the “Separation Payment”) to be paid as of the first regularly scheduled payroll period following the Separation Date. This Separation Payment is contingent upon Mr. Chila’s compliance with the noncompetition and nondisclosure provisions set forth in the existing Management Change in Control Severance Agreement dated December 18, 2008 between the Registrant and Mr. Chila except that the period during which the noncompetition provisions apply has been extended from seven and one-half months to one year and the nonsolicitation of employees and no public statement provisions have been extended to two year following the Separation Date. Mr. Chila will also be entitled to receive payment for any accrued but unused Paid Time Off as of the Separation Date for any Paid Time Off leave that was first accrued during calendar year 2009. For a period of 18 months, the Registrant will also continue to pay the premiums necessary to maintain a life insurance policy providing for a death benefit in the amount of $400,000.

The Agreement also provides that Mr. Chila will be entitled to receive a pro rata portion of existing unvested stock awards as of the Separation Date and that existing vested and exercisable options will remain exercisable following the Separation Date for the remaining term of such options without regard to his termination of employment. The Agreement also includes mutual releases of claims associated with any matters related to Mr. Chila’s employment or the termination of such employment.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release dated August 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: August 17, 2009	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer